Exhibit 5.2

September 2, 2016

Par Petroleum Corporation

800 Gessner Road, Suite 875

Houston, Texas 77024

Re:	Registration by Par Pacific Holdings, Inc., a Delaware corporation under the Securities Act of 1933, as amended on a registration statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel Par Hawaii Refining, LLC (f/k/a Hawaii Independent Energy, LLC), HIE Retail, LLC, Inter Island Petroleum, Inc., Island Petroleum, Inc., Kauai Automated Fuel Service, Inc., Kauai Petroleum Co., Ltd., Par Hawaii, Inc. (f/k/a Koko’oha Investments, Inc.), Mid Pac CS, LLC, Oahu Petroleum, Inc., and Senter Petroleum, Inc. (each, individually, a “Hawaii Subsidiary Guarantor”, or, collectively, the “Hawaii Subsidiary Guarantors”) in connection with the registration by Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3 (the “Registration Statement”) for the offer and sale from time to time pursuant to Rule 415 under the Securities Act of, among other things, up to $750,000,000 of (i) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of the Company, consisting of notes, debentures or other evidences of indebtedness (including Debt Securities issued upon exercise, exchange or redemption of securities providing for such issuance); and (ii) guarantees of Debt Securities (the “Guarantees,” and together with the Debt Securities, each a “Security” and collectively the “Securities”) that may be issued from time to time by the Hawaii Subsidiary Guarantors, all as more fully described in the Registration Statement.

We have examined those records and documents as we have deemed necessary, including but not limited to originals, photocopies or conformed copies of (i) the Registration Statement (including the exhibits thereto), (ii) the articles of incorporation, articles of organization, bylaws, operating agreement and other organizational documents, as applicable, of the Hawaii Subsidiary Guarantors, (iii) the corporate or limited liability company proceedings, as applicable, of the Hawaii Subsidiary Guarantors, (iv) the forms of Indentures filed as Exhibits 4.10 and 4.11 to the Registration Statement, and (v) all of the certificates, agreements and documents that we have considered relevant and necessary as a basis for the opinions expressed in this letter. In addition, we have made those other examinations of law in fact as we considered necessary in our professional judgement to form a basis for our opinions.

999 Bishop Street, Suite 2600, Honolulu, HI 96813 | Tel: 808-535-5700 | Fax: 808-535-5799 | www.ksglaw.com | bns@ksglaw.com

Par Petroleum Corporation

September 2, 2016

As to certain questions of fact material to our opinions that we have not independently established, we have relied upon representations of public officials and upon certificates from officers of the Hawaii Subsidiary Guarantors.

In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies and (v) each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that with respect to Guarantees, when (a) the applicable Indenture and any applicable supplemental Indentures have been duly authorized and validly executed and delivered by the trustee, the Company and such Hawaii Subsidiary Guarantor, (b) all necessary corporate, limited liability company or other action by such Hawaii Subsidiary Guarantor has been taken to authorize the issuance and the specific terms of such Guarantees, the terms of the offering thereof and related matters and (c) such Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and any applicable supplemental Indenture, such Guarantees will be legally issued.

The opinion expressed above is subject in all respects to the following assumptions, exceptions and qualifications:

a.

We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (ii) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby and will comply with the Securities Act and the rules and regulations thereunder, and state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iv) all Securities will be issued and sold in compliance with the Securities Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and such applicable state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as

Par Petroleum Corporation

September 2, 2016

contemplated by the Registration Statement and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement; (vi) there shall not have occurred any change in law affecting the validity or enforceability of any such Security; and (vii) none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company and the Subsidiary Guarantors with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company or any of the Subsidiary Guarantors, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company or any Subsidiary Guarantor.

b.	In rendering the opinion above, we have assumed that the trustee is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under the applicable Indenture and the TIA and that the trustee has or will have duly executed and delivered the applicable Indenture.

c.	The opinions expressed in this letter are limited to the laws of the State of Hawaii.

We consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Christopher T. Kobayashi CHRISTOPHER T. KOBAYASHI
for
KOBAYASHI, SUGITA & GODA LLP